Exhibit 99.6

FINANCIAL STATEMENTS OF

SYBRON DENTAL SPECIALTIES, INC.

AS OF MARCH 31, 2006 AND SEPTEMBER 30, 2005

AND

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2005 AND 2006

PART I - FINANCIAL INFORMATION

ITEM 1.	Financial Statements

SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2006	September 30, 2005
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$75,796	$58,572
Accounts receivable (less allowance for doubtful receivables of $3,154 and $3,007 at March 31, 2006 and September 30, 2005, respectively)	116,820	112,500
Inventories	96,361	92,840
Deferred income taxes	4,167	7,788
Prepaid expenses and other current assets	22,547	12,261

Total current assets	315,691	283,961
Property, plant and equipment, net of accumulated depreciation of $ 125,858 and $117,252 at March 31, 2006 and September 30, 2005, respectively	86,545	87,762
Goodwill	290,069	295,306
Intangible assets, net	63,694	50,882
Other assets	29,893	32,507

Total assets	$785,892	$750,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,497	$20,135
Current portion of long-term debt	143	733
Income taxes payable	15,221	11,822
Accrued payroll and employee benefits	29,747	31,537
Accrued rebates	6,298	9,336
Accrued interest	3,661	3,519
Other current liabilities	18,977	15,412

Total current liabilities	93,544	92,494
Long-term debt	52,952	61,099
Senior subordinated notes	150,000	150,000
Deferred income taxes	22,423	16,405
Other non-current liabilities	20,808	28,267

Total liabilities	339,727	348,265
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 20,000 shares, no shares outstanding	—	—
Common stock, $0.01 par value; authorized 250,000 shares, 40,553 and 40,395 shares issued and outstanding at March 31, 2006 and September 30, 2005, respectively	406	404
Additional paid-in capital	128,730	118,448
Retained earnings	298,055	264,841
Accumulated other comprehensive income	18,974	18,460

Total stockholders’ equity	446,165	402,153

Total liabilities and stockholders’ equity	$785,892	$750,418

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
	(in thousands, except for per share amounts)		(in thousands, except for per share amounts)
Net sales	$182,786	$165,056	$340,817	$314,096
Cost of sales
Cost of products sold	78,141	71,787	146,172	135,460
Restructuring charges	—	84	10	84

Total cost of sales	78,141	71,871	146,182	135,544

Gross profit	104,645	93,185	194,635	178,552
Selling, general and administrative expenses	68,866	59,207	130,120	116,695
Restructuring charges	1	488	17	488
Amortization of intangibles	1,299	559	4,113	1,056

Total selling, general and administrative expenses	70,166	60,254	134,250	118,239

Operating income	34,479	32,931	60,385	60,313
Other income (expense):
Interest expense, net	(4,106)	(4,420)	(7,963)	(9,237)
Amortization of deferred financing fees	(2,346)	(416)	(2,759)	(831)
Other, net	226	490	273	456

Income before income taxes	28,253	28,585	49,936	50,701
Income taxes	9,567	9,147	16,722	16,224

Net income	$18,686	$19,438	$33,214	$34,477

Basic earnings per share	$0.46	$0.49	$0.82	$0.87

Diluted earnings per share	$0.44	$0.47	$0.79	$0.84

Weighted average shares outstanding:
Basic	40,518	39,986	40,463	39,732

Diluted	42,029	41,485	42,029	41,276

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE

INCOME

FOR THE SIX MONTHS ENDED MARCH 31, 2006

(UNAUDITED)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Total Comprehensive Income
	Number of Shares	Par Value
	(in thousands)
Balance at September 30, 2005	40,395	$404	$118,448	$264,841	$18,460	$402,153
Comprehensive income:
Net income	—	—	—	33,214	—	33,214	$33,214
Translation adjustment	—	—	—	—	(637)	(637)	(637)
Unrealized gain on derivative instruments	—	—	—	—	1,151	1,151	1,151

Total comprehensive income	—	—	—	33,214	514	33,728	$33,728

Issuance of common stock from stock options exercised	122	2	1,982	—	—	1,984
Stock compensation expense	—	—	6,264	—	—	6,264
Income tax benefit from issuance of stock under employee stock plan and stock options exercised	—	—	887	—	—	887
Issuance of common stock from Employee Stock Purchase Plan	36	—	1,149	—	—	1,149

Balance at March 31, 2006	40,553	$406	$128,730	$298,055	$18,974	$446,165

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended March 31,
	2006	2005
	(in thousands)
Cash flows from operating activities:
Net income	$33,214	$34,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,446	7,264
Amortization of intangible assets	4,113	1,056
Amortization of deferred financing fees	2,759	831
Loss on sales of property, plant and equipment	13	84
Provision for losses on doubtful receivables	415	431
Inventory provisions	2,097	3,203
Deferred income taxes	(662)	(557)
Income tax benefit from issuance of stock under employee stock plan and stock options exercised	887	4,736
Changes in assets and liabilities, net of effects of businesses acquired:
Increase in accounts receivable	(4,467)	(1,554)
Increase in inventories	(5,082)	(5,843)
Increase in prepaid expenses and other current assets	(2,379)	(429)
Decrease in accounts payable	(638)	(3,766)
Increase/(decrease) in income taxes payable	2,897	(2,519)
Increase/(decrease) in accrued payroll and employee benefits	(1,790)	54
Decrease in accrued rebates	(3,038)	(2,840)
Increase in accrued interest	142	164
Increase in other current liabilities	3,565	914
Net change in other assets and liabilities	8,101	721

Net cash provided by operating activities	49,593	36,427
Cash flows from investing activities:
Capital expenditures	(8,329)	(6,342)
Proceeds from sales of property, plant and equipment	7	938
Net payments for businesses acquired	—	(46,049)
Acquisition escrow deposit	(7,907)	—
Payments for intangibles	(386)	(849)

Net cash used in investing activities	(16,615)	(52,302)
Cash flows from financing activities:
Proceeds from credit facility	137,100	86,000
Principal payments on credit facility	(145,710)	(75,607)
Settlement of derivative instruments	(8,384)	—
Principal payments on long-term debt	(127)	(292)
Payment of deferred financing fees	(1,164)	—
Proceeds from exercise of stock options	1,984	10,254
Proceeds from employee stock purchase plan	1,149	771

Net cash provided by/(used in) financing activities	(15,152)	21,126
Effect of exchange rate changes on cash and cash equivalents	(602)	1,774

Net increase in cash and cash equivalents	17,224	7,025
Cash and cash equivalents at beginning of period	58,572	40,602

Cash and cash equivalents at end of period	$75,796	$47,627

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$8,732	$9,592

Cash paid during the period for income taxes	$12,240	$13,567

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

1. OVERVIEW AND BASIS OF PRESENTATION

We are a leading manufacturer of both a broad range of value-added products for the dental profession, including the specialty markets of orthodontics, endodontics and implantology, and a variety of infection prevention products for use by the dental and medical professions. Our fiscal year ends on September 30. The quarters ended March 31, 2006 and 2005 are the second quarters of our fiscal years 2006 and 2005, respectively.

When we use the terms “SDS,” “we,” “us,” “Company,” or “our” in our consolidated financial statements, unless the context requires otherwise, we are referring to Sybron Dental Specialties, Inc. and its subsidiaries.

We have prepared the condensed consolidated financial statements presented herein following the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required in accordance with generally accepted accounting principles in the United States of America (“GAAP”) have been condensed or omitted. In the opinion of management, all adjustments, which are necessary for a fair presentation of the results for the interim periods presented, have been included. All such adjustments are of a normal recurring nature. All significant intercompany balances and transactions have been eliminated in consolidation.

The results and trends in these interim financial statements are not necessarily representative of those for the full year, as revenues, expenses, assets and liabilities can vary during each quarter of the year. The information included in this Quarterly Report on Form 10-Q should only be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

Certain amounts in the prior year condensed consolidated financial statements have been reclassified to conform to the current year presentation.

2. INVENTORIES

Inventories at March 31, 2006 and September 30, 2005 are presented below.

	March 31, 2006	September 30, 2005
Raw materials and supplies	$23,248	$22,912
Work in process	24,202	23,412
Finished goods	48,911	46,516

	$96,361	$92,840

3. GOODWILL AND INTANGIBLE ASSETS

During the first quarter of fiscal 2006, we reviewed the purchase price allocation for the acquisitions of certain assets from Surgical Acuity, Inc. (“Surgical Acuity”) in fiscal 2002 and the stock of SpofaDental a.s. (“SpofaDental”) in fiscal 2003. We determined that a portion of the amount that was allocated to goodwill in fact related to intangible assets, some of which require amortization. Further, upon reviewing the estimated useful life for some of the intangible assets associated with the Innova LifeSciences Corporation (“Innova”) acquisition in fiscal 2005, we determined that the estimated useful life should be reduced. As a result of these determinations, we recorded in the quarter ended December 31, 2005 a non-cash charge of $2,125 to amortization of intangible assets, $1,898 of which related to prior periods. We also identified other errors in the accounting for differences between the assigned values and tax bases of the assets and liabilities recognized in the acquisitions of Innova and Oraltronics Dental Implant Technology GmbH (“Oraltronics”) in fiscal 2005 and SpofaDental in fiscal 2003, which required adjustments to increase goodwill and deferred tax liabilities. All of the above errors occurred over multiple quarters. We concluded that the effect of the errors, individually and in the aggregate, was not material to any of the prior periods in which they occurred and that the correcting entries were not material to the first quarter of fiscal 2006.

Goodwill

We perform an annual impairment test of goodwill in the first quarter of each fiscal year, or more frequently if indicators of potential impairment exist, to determine if the recorded goodwill is impaired. To perform this assessment, we identify our reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units. We then determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. We determined that none of our goodwill was impaired as of December 31, 2005. We were not aware of any indicators of potential impairment as of March 31, 2006 or September 30, 2005.

The following table details the balances of the goodwill assets by business segment as of the dates indicated:

	March 31, 2006	September 30, 2005
Professional Dental	$176,210	$187,772
Specialty Products	113,859	107,534

Total	$290,069	$295,306

The decrease of $5,237 in the amount of goodwill during the six months ended March 31, 2006 was due to an adjustment of $2,779 to the Oraltronics purchase price allocation; an adjustment of $1,069 to the Innova purchase price allocation; $563 of net corrections related to the aforementioned prior period accounting errors; an unfavorable foreign currency fluctuation of $253; and other of $573. We finalized the allocation of the Oraltronics and Innova purchase prices during the six months ended March 31, 2006. The $563 of net corrections mentioned above consists of the following: we reclassified $11,210 from goodwill to intangible assets to account for certain intangible assets that should have been recognized apart from goodwill in prior period business combinations; and we increased goodwill by $10,647 and recognized a deferred tax liability in the same amount to account for differences between the assigned values and tax bases of the assets and liabilities recognized in prior period business combinations.

Intangible Assets

Finite lived intangible assets are recorded at cost and are amortized over their estimated useful lives using the straight-line method. Indefinite lived intangible assets are not amortized but rather are tested for impairment annually. The following table details the balances of our intangible assets as of March 31, 2006:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible Assets Subject to Amortization:
Proprietary technology	$32,394	$3,269	$29,125
Patents	9,157	3,801	5,356
Non-compete agreements	1,673	1,300	373
License agreements	1,875	1,846	29
Customer relationships	7,687	1,739	5,948

Total	$52,786	$11,955	40,831

Intangible Assets Not Subject to Amortization:
Trademarks			22,863

Total Intangible Assets			$63,694

The following table details the balances of our intangible assets as of September 30, 2005:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible Assets Subject to Amortization:
Proprietary technology	$28,827	$1,166	$27,661
Patents	8,820	3,418	5,402
Non-compete agreements	1,673	1,273	400
License agreements	1,932	1,886	46
Customer relationships	2,142	177	1,965

Total	$43,394	$7,920	35,474

Intangible Assets Not Subject to Amortization:
Trademarks			15,408

Total Intangible Assets			$50,882

The gross carrying amount of intangible assets subject to amortization increased by $9,392 during the six months ended March 31, 2006. The increase was due to the reclassification of $6,310 from goodwill to intangible assets subject to amortization as a result of the correction of prior period accounting errors, the reclassification of $2,594 from goodwill to intangible assets subject to amortization as a result of the finalization of the Oraltronics purchase price allocation, added patents of $358, foreign currency fluctuation of $159, and other of $574, partially offset by the reclassification of $603 from proprietary technology to trademarks.

The gross carrying amount of our trademarks, which are not subject to amortization, increased by $7,455 during the six months ended March 31, 2006. The increase was due to the reclassification of $4,900 from goodwill to trademarks as a result of the correction of prior period accounting errors, the reclassification of $900 from goodwill to intangible assets subject to amortization as a result of the finalization of the Innova purchase price allocation, the reclassification of $603 from proprietary technology to trademarks, the reclassification of $560 from goodwill to intangible assets subject to amortization as a result of the finalization of the Oraltronics purchase price allocation, foreign currency fluctuation of $111, and other of $381.

Amortization expense for the three months and six months ended March 31, 2006 was $1,299 and $4,113, respectively, as compared to $559 and $1,056 for the three months and six months ended March 31, 2005, respectively. The increase in amortization expense from 2005 to 2006 was due to the correction of prior period accounting errors, as discussed above. Amortization of intangible assets is included as a component of total selling, general and administrative expenses. The following table displays the estimated amortization (calculated as of March 31, 2006) for each of the fiscal years indicated:

	Fiscal year ended September 30,
	2006	2007	2008	2009	2010
Amortization of intangible assets	$5,756	$3,257	$3,228	$3,187	$3,148

4. EMPLOYEE BENEFIT PLANS

Pension and Other Postretirement Benefits: We sponsor various defined benefit pension plans covering substantially all of our U.S. and Canadian employees. The benefits are generally based on various formulas, the principal factors of which are years of service and compensation. Plan assets are invested primarily in U.S. stocks, bonds and international stocks. In addition to the defined benefit pension plans, we provide certain health care benefits for certain U.S. employees, which are funded as costs are incurred. Certain salaried employees who reached age 55 prior to January 1, 1996 became eligible for postretirement health care benefits, if they reached retirement age while working for SDS. Our contributions to the cost of the postretirement health care plans for these employees are frozen at a fixed amount for each participant, except where early retirement agreements prohibit such a freeze. In addition, under the current collective bargaining agreement between Kerr Corporation and the United Auto Workers, the bargaining unit employees qualify for postretirement health care benefits. We accrue, as current costs, the future lifetime retirement benefits for all qualifying active and retired employees.

The following table provides the components of net periodic benefit cost:

	Pension Benefits				Other Postretirement Benefits
	Three Months Ended March 31,		Six Months Ended March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005	2006	2005	2006	2005
Service cost	$1,516	$1,094	$3,033	$2,188	$145	$149	$290	$298
Interest cost	1,136	972	2,271	1,944	233	253	467	506
Expected return on plan assets	(1,416)	(1,108)	(2,832)	(2,216)	—	—	—	—
Amortization of prior service cost	28	24	56	48	(86)	—	(172)	—
Amortization of actuarial loss	475	241	950	482	240	153	479	306

Net periodic benefit cost	$1,739	$1,223	$3,478	$2,446	$532	$555	$1,064	$1,110

Our funding policy is to generally make annual contributions in excess of both the minimum contributions required by applicable regulations and the amount needed in order to avoid any Pension Benefit Guarantee Corporation (“PBGC”) variable premium payments, and to not have any additional minimum liability under SFAS No. 87, Employers’ Accounting for Pensions. We expect to contribute approximately $1,098 to our pension plan assets in fiscal 2006. We made approximately $213 in contributions in the quarter ended March 31, 2006.

5. RESTRUCTURING CHARGES

In fiscal 2005, we implemented and completed a plan to consolidate our Demetron and Orascoptic operations into one facility. As a result of this plan, we recorded a restructuring charge of $1,204 ($819 after tax) in the fiscal year ended September 30, 2005. The $1,204 restructuring charge was comprised of approximately $616 of cash charges related to severance and termination costs associated with the employees whose employment we terminated as a result of the consolidation; approximately $314 of cash charges related to lease termination, storage and moving costs; and approximately $274 of cash charges related to miscellaneous consolidation costs. Approximately $588 of the costs was recorded as a component of costs of goods sold, and $616 of the costs was recorded as selling, general and administrative expenses. A balance of $56 remains in our accrued liabilities, which is expected to be paid by the end of fiscal 2006.

In fiscal 2004, we implemented and completed a plan to close our facility in Tijuana, Mexico by the end of the first quarter of fiscal 2005. As a result of this plan, we recorded a restructuring charge of $1,471 ($986 after tax) in the fiscal year ended September 30, 2004. The charge was comprised of severance and termination costs associated with the 246 employees whose employment we terminated as a result of the closure and recorded as a component of cost of goods sold in the fiscal year. The 2004 restructuring was completed in the first quarter of fiscal 2005, and all severance was paid.

In September 2002, we recorded a restructuring charge of approximately $3,666 ($2,353 after tax). The charge was primarily comprised of severance and termination costs associated with the 71 employees whose employment we terminated as a result of the consolidation of several of our European facilities into our Hawe Neos facility in Switzerland. Of the $3,666 restructuring charge, approximately $3,064 was related to cash payments for severance and contractual obligations; $300 was for the cash payment of tax liabilities included in income taxes payable; and the balance of approximately $302 related to non-cash charges. We completed the 2002 restructuring in fiscal 2004 and made an adjustment to restructuring charges of approximately $200, primarily for over accruals for anticipated costs associated with severance and related costs. A balance of $300 will remain in our accrued tax liability until it is remitted.

6. SEGMENT INFORMATION

We are a leading manufacturer of both a broad range of value-added products for the dental profession, including the specialty markets of orthodontics, endodontics and implantology, and a variety of infection prevention products for use by the dental and medical professions. Our subsidiaries operate in two business segments: Professional Dental and Specialty Products.

Our corporate office general and administrative expenses have been allocated to the segments on the basis of their net sales.

The following tables present the results of operations for our business segments for the three month and six month periods ended March 31, 2006 and 2005:

Three Months Ended March 31,	Professional Dental	Specialty Products	Eliminations	Total
2006
Revenues:
External customer	$97,060	$85,726	$—	$182,786
Intersegment	520	848	(1,368)	—

Total revenues	$97,580	$86,574	$(1,368)	$182,786

Gross profit	$54,075	$50,570	$—	$104,645
Selling, general and administrative expenses	34,208	35,958	—	70,166

Operating income	$19,867	$14,612	$—	$34,479
2005
Revenues:
External customer	$87,567	$77,489	$—	$165,056
Intersegment	476	923	(1,399)	—

Total revenues	$88,043	$78,412	$(1,399)	$165,056

Gross profit	$49,465	$43,720	$—	$93,185
Selling, general and administrative expenses	30,686	29,568	—	60,254

Operating income	$18,779	$14,152	$—	$32,931

Six Months Ended March 31,	Professional Dental	Specialty Products	Eliminations	Total
2006
Revenues:
External customer	$176,244	$164,573	$—	$340,817
Intersegment	1,298	1,503	(2,801)	—

Total revenues	$177,542	$166,076	$(2,801)	$340,817

Gross profit	$97,238	$97,397	$—	$194,635
Selling, general and administrative expenses	65,574	68,676	—	134,250

Operating income	$31,664	$28,721	$—	$60,385
2005
Revenues:
External customer	$163,454	$150,642	$—	$314,096
Intersegment	1,321	1,754	(3,075)	—

Total revenues	$164,775	$152,396	$(3,075)	$314,096

Gross profit	$91,023	$87,529	$—	$178,552
Selling, general and administrative expenses	60,672	57,567	—	118,239

Operating income	$30,351	$29,962	$—	$60,313

The following table presents the segment assets as of March 31, 2006 compared to the prior fiscal year end:

	Professional Dental	Specialty Products	Total
March 31, 2006	$517,272	$268,620	$785,892
September 30, 2005	$489,278	$261,140	$750,418

7. EARNINGS PER SHARE

Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per common share is computed by dividing net income by the combination of dilutive common share equivalents, comprised of shares issuable under our stock-based compensation plans, and the weighted average number of common shares outstanding during the reporting period. The table below reflects the potential dilutive effect on shares outstanding, which is calculated using the treasury stock method, of additional common shares that are issuable upon exercise of outstanding stock options.

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Basic shares outstanding (weighted average)	40,518	39,986	40,463	39,732
Effect of dilutive securities	1,511	1,499	1,566	1,544

Diluted shares outstanding	42,029	41,485	42,029	41,276

During the three month and six month periods ended March 31, 2006, weighted average options outstanding to purchase approximately 3,265 shares and 3,257 shares, respectively, of common stock were not included in the computation of dilutive securities because inclusion would be anti-dilutive, as compared to approximately 100 shares and 60 shares for the three month and six month periods ended March 31, 2005, respectively.

8. STOCK-BASED COMPENSATION

Effective October 1, 2005, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, we recognized the cost resulting from all stock-based payment transactions including shares issued under our stock option plans and Employee Stock Purchase Plan (“ESPP”) in the financial statements. As a result of adopting SFAS No. 123R, our net income for the three month and six month periods ended March 31, 2006 was $2,461 and $4,197 lower, respectively and net of taxes, than if we had continued to account for stock-based compensation under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations (“APB Opinion No. 25”). At March 31, 2006, there was $48,293 of total unrecognized compensation costs related to unvested stock-based compensation arrangements granted under the stock option plans and ESPP. That cost is expected to be amortized on a straight-line basis over a weighted average period of 4.1 years less any stock options forfeited prior to vesting. During the three month and six month periods ended March 31, 2006, $99 and $202, respectively, of stock-based compensation cost was capitalized as inventory and expensed through cost of goods sold. No stock-based compensation cost was capitalized as inventory and expensed through cost of goods sold during the three month and six month periods ended March 31, 2005.

Prior to October 1, 2005, we accounted for stock-based employee compensation plans (including shares issued under our stock option plans and ESPP) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”).

The following table sets forth the computation of basic and diluted income per share for the three month and six month periods ended March 31, 2005 and illustrates the effect on net income and earnings per share as if we had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation (dollars in thousands, except per share amounts):

	Three Months Ended March 31, 2005	Six Months Ended March 31, 2005
Net income, as reported	$19,438	$34,477
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(589)	(1,502)

Pro forma net income	$18,849	$32,975
Earnings per share:
Basic – as reported	$0.49	$0.87

pro forma	$0.47	$0.83

Diluted – as reported	$0.47	$0.84

pro forma	$0.45	$0.80

Fair Value Disclosures

Prior to April 1, 2005, we used the Black-Scholes option-pricing model to estimate a valuation for stock options. The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no restrictions and are fully transferable and negotiable in a free trading market. This model does not consider the employment, transfer or vesting restrictions that are inherent in our employee stock options or purchase rights granted pursuant to the ESPP. During fiscal 2005, we conducted an evaluation of the benefits of using a binomial-lattice model rather than the Black-Scholes model. A binomial-lattice model considers historical patterns of employee exercise behavior and stock price volatility to project an appropriate array of future exercise behaviors. As a result of the evaluation, we concluded that a binomial-lattice model provides a more accurate estimated valuation for stock options and have adopted a binomial-lattice model to estimate the fair value of stock options granted subsequent to March 31, 2005.

The weighted average expected volatility for stock options granted prior to March 31, 2005 was based on historical experience of employees’ stock option exercise behavior. The weighted average expected volatility for stock options granted subsequent to March 31, 2005 was based on several components in accordance with our modified prospective adoption of SFAS No. 123R, on October 1, 2005. Components to the weighted average expected volatility for stock options granted subsequent to March 31, 2005 include historical volatility of the stock price, expected life of the option, and length of time shares have been publicly traded. Implied volatility of actively traded option contracts on our common stock was excluded from the calculation. As options of our stock are not actively traded on the open market, sufficient data for an accurate measure of implied volatility was not available.

During the periods that the Black-Scholes stock option pricing model was used to value our stock option grants, the risk free interest rate reflected the yield on zero coupon U.S. treasuries at the date of grant, based on the median time the options granted are expected to be outstanding. During the period that the binomial-lattice model was used to value our stock option grants, the risk-free interest rate was determined using the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.

Expected dividend yield is based on historical dividend payments and expected future dividend payments.

We use historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected life for each award granted is derived from the output of the valuation model and represents the median time that options granted are expected to be outstanding.

Stock Options

Our employee stock option plans are part of a broad-based, long term retention program to promote success, and to enhance the value of the Company by linking personal interests of the participants to those of our stockholders, and by providing participants with an incentive for outstanding performance.

We currently have four long-term incentive plans including the 2000 Long-Term Incentive Plan (the “2000 Stock Plan”), the 2001 Long-Term Incentive Plan (the “2001 Stock Plan”), the 2005 Long-Term Incentive Plan (the “2005 Stock Plan”), and the 2006 Restricted Stock Incentive Plan (the “2006 Stock Plan”). The 2006 Stock Plan was approved at the 2006 Annual Meeting of Stockholders. Under the 2006 Stock Plan restricted stock awards may be granted to employees, including employees who are members of the Board of Directors, but excluding any director who is not an employee. Under the 2000 and 2005 Stock Plans, stock options may be granted to employees, including employees who are members of the Board of Directors, but excluding any director who is not an employee. Under the 2001 Stock Plan, stock options may be granted to employees, other than employees who are officers (as that term is defined in Rule 16a-1(f) under the Exchange Act) or directors. Subject to the terms and provisions of the plans, options may be granted to eligible employees selected by the Compensation Committee of the Board of Directors, which administers the plans. The Compensation Committee has the discretion to determine the number of shares subject to options granted and the terms and conditions of the option grants. The exercise price of an option granted under the plans is determined by the Compensation Committee, but may not be less than 100% of the fair market value of our underlying common stock on the date of grant.

The total number of shares of our common stock authorized for issuance under the 2000, 2001, 2005, and 2006 Stock Plans is 5,450, 1,000, 4,000, and 100, respectively. Shares available for an award under the 2000, 2001, 2005, and 2006 Stock Plans may be either authorized but unissued or reacquired shares. If any award cancels, terminates, expires or lapses for any reason, any shares subject to such award shall again be available under the appropriate Stock Plan, subject to such requirements as may be promulgated by the Compensation Committee.

Restricted stock awards granted under the 2006 Stock Plan shall be subject to a minimum restriction period of two years of continuous service before a restricted stock award shall fully vest. The restricted period shall be determined at the discretion of the Compensation Committee. At the end of the restriction period the restrictions imposed shall lapse with respect to the number of shares of restricted stock as determined by the Compensation Committee and an unlegended certificate for the number of shares shall be delivered to the holder.

Options granted under the 2000, the 2001, and 2005 Stock Plans are exercisable for up to ten years from the date of grant. Stock options vest under the plans subject to the restrictions and conditions that the Compensation Committee approves. Typically the vesting schedule is 25% per year based on the date of grant for the 2000 Stock Plan and the 2001 Stock Plan, and 5 year cliff vesting for the 2005 Stock Plan.

We currently have two Outside Directors’ plans—the 2000 Outside Directors’ Stock Option Plan (the “2000 Directors’ Plan”) and the 2005 Outside Directors’ Stock Plan (the “2005 Directors’ Plan”). The 2005 Directors’ Plan was approved at our 2005 Annual Meeting of Stockholders. A maximum of 300 and 350 shares of our common stock may be issued pursuant to the exercise of stock options granted under the 2000 and 2005 Directors’ Plans, respectively. If any award cancels, terminates, expires or lapses for any reason, any shares subject to such award shall again be available under the appropriate Directors’ Plan, subject to such requirements as may be promulgated by the Compensation Committee. These options are exercisable up to ten years from date of grant and vest on the date of grant.

The granting of options is automatic under the 2000 and 2005 Directors’ Plans. Upon the first meeting of the Board of Directors following the Annual Meeting of Stockholders in 2001 through 2005 under the 2000 Directors’ Plan and 2006 through 2010 under the 2005 Directors’ Plan, each person then serving as a member of the Board of Directors who is not one of our full-time employees shall automatically be granted an option to purchase 10 shares of our common stock (subject to appropriate adjustment for stock splits and other changes affecting the common stock). If there is not a sufficient number of remaining available shares under the 2000 or 2005 Directors’ Plans to grant each outside director an option to purchase the number of shares specified, each outside director shall receive an option to purchase an equal number of the remaining available shares, determined by dividing the remaining available shares by the number of outside directors. The exercise price at which shares may be purchased under each option shall be 100% of the fair market value of our common stock on the date the option is granted.

At March 31, 2006, 1,372 shares of common stock were reserved for future stock option grants under the above plans.

During the three and six months ended March 31, 2006, we granted 270 stock options. During the three and six months ended March 31, 2005, we granted 100 stock options. Stock options issued under the stock option plans during the three month and six month periods ended March 31, 2006 and 2005 were based on the following weighted average assumptions:

	Stock Options
	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Expected life (years)	7.67	4.00	7.67	4.00
Weighted-average volatility	27.58%	28.62%	27.58%	28.62%
Risk free interest rate	4.60%	3.54%	4.60%	3.54%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%
Weighted average fair value of options granted	$16.37	$11.35	$16.37	$11.35

Shares issued under the ESPP during the three month and six month periods ended March 31, 2006 and 2005 were based on the following weighted average assumptions:

	Employee Stock Purchase Plan
	Six Months Ended March 31,
	2006	2005
Expected life (years)	0.5	0.5
Weighted-average volatility	24.84%	19.57%
Risk free interest rate	3.19%	2.52%
Expected dividend yield	0.00%	0.00%
Weighted average fair value of options granted	$8.46	$9.58

The following is a summary of the stock option activity for the six month period ended March 31, 2006:

	Number of Options	Weighted Average Exercise Price	Remaining Contractual Term	Aggregate Intrinsic Value
Options outstanding at September 30, 2005	6,976	$26.50
Granted	—	—
Exercised	(59)	(17.59)
Canceled	(42)	(34.50)

Options outstanding at December 31, 2005	6,875	$26.52	7.04	$91,345

Granted	270	39.42
Exercised	(69)	(14.85)
Canceled	(2)	(11.29)

Options outstanding at March 31, 2006	7,074	$27.13	6.95	$99,784

Options exercisable at March 31, 2006	3,351	$16.60	4.66	$82,594

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of our common stock for those awards that have an exercise price currently below the quoted price. During the three month and six month periods ended March 31, 2006, the aggregate intrinsic value (determined as of the date of exercise) of options exercised under the stock option plans was $1,705 and $3,029, respectively, as compared to $2,779 and $14,004 for the three month and six month periods ended March 31, 2005, respectively.

Cash received from option exercises under all stock-based payment arrangements for the three month and six month periods ended March 31, 2006 was $952 and $1,984, respectively, as compared to $2,386 and $10,254 for the three month and six month periods ended March 31, 2005, respectively. The actual tax benefit realized from the tax deductions for options exercised totaled $468 and $887, respectively, for the three month and six month periods ended March 31, 2006, as compared to $685 and $4,736 for the three month and six month periods ended March 31, 2005, respectively. For purposes of satisfying stock option exercises, we have a policy of issuing new shares to fulfill exercises.

Employee Stock Purchase Plan

The ESPP was approved by stockholders at the 2003 Annual Meeting of Stockholders. Under the terms of the ESPP, 500 shares of common stock were reserved for issuance to our employees, nearly all of whom are eligible to participate. As of March 31, 2006, 350 shares remain available for issuance to our employees. Under the terms of the ESPP, employees can choose each year to have one to ten percent of their base pay withheld, not to exceed amounts allowed by the Internal Revenue Code, to purchase our common stock. The purchase price of the stock is 85 percent of the lower of its price at the beginning or end of each six month offering period. During the three month and six month periods ended March 31, 2006, 36 shares of common stock were purchased at an average price of $31.91 per share, as compared to 30 shares purchased at an average price of $25.32 during the three month and six month periods ended March 31, 2005.

9. DERIVATIVES

During the three month period ended December 31, 2005, we settled all of the five outstanding cross currency debt swap contracts used to hedge our foreign currency exposure because these instruments were getting close to maturity. The settlement of the cross currency debt swaps generated interest income of approximately $411 and a cumulative loss of $8,948 ($5,548 net of income tax) in the currency translation adjustment account in equity during the three month period ended December 31, 2005. At March 31, 2006, a total of $10,527 realized loss ($6,511 net of income tax), including the realized loss of $1,579 ($963 net of income tax) as a result of cash-settling a cross currency swap with Wachovia in 2002, was included in the currency translation adjustment account in equity. This realized loss will remain in the currency translation adjustment account in equity until we dispose of the net investments.

10. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Our domestic subsidiaries are guarantors of our 8 1/8% Senior Subordinated Notes due 2012, on an unsecured senior subordinated basis. Except to the extent necessary to avoid a fraudulent conveyance, the note guarantees are full and unconditional. The notes and the subsidiary guarantees are unsecured and subordinated to our and to all of our guarantor subsidiaries’ existing and future unsubordinated debt, including debt under the Credit Facility entered into on June 6, 2002.

Below are the unaudited condensed consolidating balance sheets as of March 31, 2006 and September 30, 2005, statements of operations for the three month and six month periods ended March 31, 2006 and 2005, and statements of cash flows for the six months ended March 31, 2006 and 2005, of Sybron Dental Specialties, Inc. and its subsidiaries, reflecting the subsidiary guarantors of the Senior Subordinated Notes.

Certain general corporate expenses have been allocated to the subsidiaries. As a matter of course, we retain certain assets and liabilities at the corporate level that are not allocated to the subsidiaries including, but not limited to, certain employee benefit, insurance and tax liabilities. Intercompany balances include receivables/payables incurred in the normal course of business in addition to investments and loans transacted by subsidiaries with other subsidiaries or with us.

Condensed Consolidating Balance Sheets

	As of March 31, 2006
	Sybron Dental Specialties	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$(1,028)	$(4,724)	$81,548	$—	$75,796
Accounts receivable, net	(8)	62,568	54,260	—	116,820
Inventories	—	62,879	33,613	(131)	96,361
Other current assets	13,268	11,032	2,414	—	26,714

Total current assets	12,232	131,755	171,835	(131)	315,691
Property, plant and equipment, net	9,892	32,250	44,403	—	86,545
Goodwill	—	193,046	97,023	—	290,069
Intangible assets, net	—	19,174	44,520	—	63,694
Investment in subsidiaries	948,343	—	—	(948,343)	—
Intercompany balances	—	185,872	123,025	(308,897)	—
Other assets	23,344	3,440	3,109	—	29,893

Total assets	$993,811	$565,537	$483,915	$(1,257,371)	$785,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$622	$12,043	$6,832	$—	$19,497
Current portion of long-term debt	—	143	—	—	143
Income taxes payable	(4,356)	7,863	11,622	92	15,221
Accrued expenses and other current liabilities	15,755	21,460	21,468	—	58,683

Total current liabilities	12,021	41,509	39,922	92	93,544
Long-term debt	45,500	7,452	—	—	52,952
Senior subordinated notes	150,000	—	—	—	150,000
Deferred income taxes	16,439	—	5,984	—	22,423
Other liabilities	14,566	382	5,860	—	20,808
Intercompany balances	309,120	—	—	(309,120)	—

Total liabilities	547,646	49,343	51,766	(309,028)	339,727
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	406	3,080	16,678	(19,758)	406
Additional paid-in capital	128,730	307,935	256,281	(564,216)	128,730
Retained earnings	298,055	188,794	140,954	(329,748)	298,055
Accumulated other comprehensive income	18,974	16,385	18,236	(34,621)	18,974

Total stockholders’ equity	446,165	516,194	432,149	(948,343)	446,165

Total liabilities and stockholders’ equity	$993,811	$565,537	$483,915	$(1,257,371)	$785,892

Condensed Consolidating Balance Sheets

	As of September 30, 2005
	Sybron Dental Specialties	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$(1,494)	$(2,154)	$62,220	$—	$58,572
Accounts receivable, net	(1)	59,412	53,089	—	112,500
Inventories	—	60,396	32,444	—	92,840
Other current assets	11,550	3,164	5,335	—	20,049

Total current assets	10,055	120,818	153,088	—	283,961
Property, plant and equipment, net	8,922	32,304	46,536	—	87,762
Goodwill	—	197,756	97,550	—	295,306
Intangible assets, net	—	15,553	35,329	—	50,882
Investment in subsidiaries	917,199	—	—	(917,199)	—
Intercompany balances	—	213,578	123,540	(337,118)	—
Other assets	21,857	7,930	2,720	—	32,507

Total assets	$958,033	$587,939	$458,763	$(1,254,317)	$750,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$659	$11,040	$8,436	$—	$20,135
Current portion of long-term debt	51	682	—	—	733
Income taxes payable	8,727	(4,744)	7,839	—	11,822
Accrued expenses and other current liabilities	13,437	25,445	20,922	—	59,804

Total current liabilities	22,874	32,423	37,197	—	92,494
Long-term debt	7,200	53,899	—	—	61,099
Senior subordinated notes	150,000	—	—	—	150,000
Deferred income taxes	16,601	—	(196)	—	16,405
Other liabilities	22,087	345	5,835	—	28,267
Intercompany balances	337,118	—	—	(337,118)	—

Total liabilities	555,880	86,667	42,836	(337,118)	348,265
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	404	3,446	16,312	(19,758)	404
Additional paid-in capital	118,448	311,378	252,837	(564,215)	118,448
Retained earnings	264,841	170,656	127,855	(298,511)	264,841
Accumulated other comprehensive income	18,460	15,792	18,923	(34,715)	18,460

Total stockholders’ equity	402,153	501,272	415,927	(917,199)	402,153

Total liabilities and stockholders’ equity	$958,033	$587,939	$458,763	$(1,254,317)	$750,418

Condensed Consolidating Statements of Income

	For The Three Months Ended March 31, 2006
	Sybron Dental Specialties	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$98,333	$85,822	$(1,369)	$182,786
Cost of sales	319	30,101	48,959	(1,238)	78,141

Gross profit	(319)	68,232	36,863	(131)	104,645
Selling, general and administrative expenses	13,665	34,303	22,198	—	70,166

Operating income (loss)	(13,984)	33,929	14,665	(131)	34,479
Other income (expense):
Interest expense, net	(3,358)	(908)	160	—	(4,106)
Amortization of deferred financing fees	—	(2,346)	—	—	(2,346)
Income from subsidiaries	19,966	—	—	(19,966)	—
Other, net	15,377	(13,231)	(1,920)	—	226

Income before income taxes	18,001	17,444	12,905	(20,097)	28,253
Income taxes	(473)	5,146	4,619	275	9,567

Net income	$18,474	$12,298	$8,286	$(20,372)	$18,686

	For The Three Months Ended March 31, 2005
	Sybron Dental Specialties	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$89,169	$77,286	$(1,399)	$165,056
Cost of sales	301	31,216	41,753	(1,399)	71,871

Gross profit	(301)	57,953	35,533	—	93,185
Selling, general and administrative expenses	9,012	31,497	19,745	—	60,254

Operating income (loss)	(9,313)	26,456	15,788	—	32,931
Other income (expense):
Interest expense, net	(3,497)	(1,113)	190	—	(4,420)
Amortization of deferred financing fees	—	(416)	—	—	(416)
Income from subsidiaries	19,438	—	—	(19,438)	—
Other, net	12,810	(10,544)	(1,776)	—	490

Income before income taxes	19,438	14,383	14,202	(19,438)	28,585
Income taxes	—	6,238	2,909	—	9,147

Net income	$19,438	$8,145	$11,293	$(19,438)	$19,438

Condensed Consolidating Statements of Income

	For The Six Months Ended March 31, 2006
	Sybron Dental Specialties	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$183,815	$159,804	$(2,802)	$340,817
Cost of sales	597	57,767	90,489	(2,671)	146,182

Gross profit	(597)	126,048	69,315	(131)	194,635
Selling, general and administrative expenses	21,443	66,570	46,237	—	134,250

Operating income (loss)	(22,040)	59,478	23,078	(131)	60,385
Other income (expense):
Interest expense, net	(6,649)	(1,554)	240	—	(7,963)
Amortization of deferred financing fees	—	(2,759)	—	—	(2,759)
Income from subsidiaries	34,493	—	—	(34,493)	—
Other, net	26,725	(22,604)	(3,848)	—	273

Income before income taxes	32,529	32,561	19,470	(34,624)	49,936
Income taxes	(473)	11,981	5,122	92	16,722

Net income	$33,002	$20,580	$14,348	$(34,716)	$33,214

	For The Six Months Ended March 31, 2005
	Sybron Dental Specialties	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$167,459	$149,712	$(3,075)	$314,096
Cost of sales	594	56,592	81,433	(3,075)	135,544

Gross profit	(594)	110,867	68,279	—	178,552
Selling, general and administrative expenses	15,745	61,528	40,966	—	118,239

Operating income (loss)	(16,339)	49,339	27,313	—	60,313
Other income (expense):
Interest expense, net	(7,095)	(2,462)	320	—	(9,237)
Amortization of deferred financing fees	—	(831)	—	—	(831)
Income from subsidiaries	34,477	—	—	(34,477)	—
Other, net	23,434	(19,466)	(3,512)	—	456

Income before income taxes	34,477	26,580	24,121	(34,477)	50,701
Income taxes	—	11,019	5,205	—	16,224

Net income	$34,477	$15,561	$18,916	$(34,477)	$34,477

Condensed Consolidating Statements of Cash Flows

	For The Six Months Ended March 31, 2006
	Sybron Dental Specialties	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows provided by/(used in) operating activities	$(778)	$21,659	$28,712	$—	$49,593
Cash flows from investing activities:
Capital expenditures	(2,714)	(3,968)	(1,647)	—	(8,329)
Proceeds from sales of property, plant and equipment	—	—	7	—	7
Acquisition escrow deposit	—	—	(7,907)	—	(7,907)
Payments for intangibles	—	(358)	(28)	—	(386)

Net cash used in investing activities	(2,714)	(4,326)	(9,575)	—	(16,615)
Cash flows from financing activities:
Proceeds from credit facility	137,100	—	—	—	137,100
Principal payments on credit facility	(98,801)	(46,909)	—	—	(145,710)
Settlement of derivative instruments	(8,384)	—	—	—	(8,384)
Principal payments on long-term debt	(21)	(106)	—	—	(127)
Payment of deferred financing fees	(1,164)	—	—	—	(1,164)
Proceeds from exercise of stock options	1,984	—	—	—	1,984
Proceeds from employee stock purchase plan	1,149	—	—	—	1,149

Net cash provided by/(used in) financing activities	31,863	(47,015)	—	—	(15,152)
Effect of exchange rate changes on cash and cash equivalents	317	(229)	(690)	—	(602)
Net change in intercompany balances	(28,222)	27,341	881	—	—

Net increase/(decrease) in cash and cash equivalents	466	(2,570)	19,328	—	17,224
Cash and cash equivalents at beginning of period	(1,494)	(2,154)	62,220	—	58,572

Cash and cash equivalents at end of period	$(1,028)	$(4,724)	$81,548	$—	$75,796

Supplemental cash flow information:
Cash paid during the period for interest	$6,650	$2,082	$—	$—	$8,732

Cash paid during the period for income taxes	$7,476	$—	$4,764	$—	$12,240

	For The Six Months Ended March 31, 2005
	Sybron Dental Specialties	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows provided by/(used in) operating activities	$(50,204)	$52,065	$34,566	$—	$36,427
Cash flows from investing activities:
Capital expenditures	(1,609)	(3,416)	(1,317)	—	(6,342)
Proceeds from sales of property, plant and equipment	—	373	565	—	938
Net payments for businesses acquired	—	—	(46,049)	—	(46,049)
Payments for intangibles	—	(849)	—	—	(849)

Net cash used in investing activities	(1,609)	(3,892)	(46,801)	—	(52,302)
Cash flows from financing activities:
Proceeds from credit facility	86,000	—	—	—	86,000
Principal payments on credit facility	(70,300)	(5,307)	—	—	(75,607)
Principal payments on long-term debt	(40)	(252)	—	—	(292)
Proceeds from exercise of stock options	10,254	—	—	—	10,254
Proceeds from employee stock purchase plan	771	—	—	—	771

Net cash provided by/(used in) financing activities	26,685	(5,559)	—	—	21,126
Effect of exchange rate changes on cash and cash equivalents	(1,507)	3,070	211	—	1,774
Net change in intercompany balances	19,142	(47,276)	28,134	—	—

Net increase/(decrease) in cash and cash equivalents	(7,493)	(1,592)	16,110	—	7,025
Cash and cash equivalents at beginning of period	7,402	(1,801)	35,001	—	40,602

Cash and cash equivalents at end of period	$(91)	$(3,393)	$51,111	$—	$47,627

Supplemental cash flow information:
Cash paid during the period for interest	$7,027	$2,565	$—	$—	$9,592

Cash paid during the period for income taxes	$8,274	$—	$5,293	$—	$13,567

11. SUBSEQUENT EVENTS

On April 12, 2006, we announced a definitive agreement to merge with a subsidiary of Danaher Corporation, a leading manufacturer of professional instrumentation, industrial technologies, and tools and components headquartered in Washington, D.C. The transaction is structured as a cash tender offer for $47.00 per share of our stock, for an aggregate price of approximately $2.0 billion, including transaction costs and net of cash acquired, to be followed by a second-step cash-out merger at the offer price. The transaction is expected to close in the quarter ended June 30, 2006, pending customary conditions, including tender of a majority of the outstanding shares into the offer, and the absence of a material adverse change with respect to SDS. There can be no assurance that the transaction will be consummated.

On April 1, 2006, Pinnacle Products, Inc., a subsidiary in our Professional Dental business segment, acquired the infection prevention product line of Dental Disposables International, Inc. (“DDI”) through an all-cash transaction with a purchase price of $7.9 million, which is subject to a final working capital adjustment.